Exhibit 99

For additional information:

For Immediate Release	Rick Green President & CEO Laura Robertson EVP & CFO (405) 372-2230

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

January 24, 2012, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported a net loss available to common shareholders of ($59.3) million, or ($3.05) per diluted share for the fourth quarter of 2011, compared to net income available to common shareholders of $3.3 million, or $0.17 per diluted share for the fourth quarter of 2010. Fourth quarter results in 2011 include the pretax loss of ($101.0) million resulting from the sale of nonperforming assets and potential problem loans.

The net loss available to common shareholders for the year ended December 31, 2011 was ($72.5) million, or ($3.73) per diluted share, compared to net income available to common shareholders for the year ended December 31, 2010 of $12.8 million, or $0.71 per diluted share.

“We ended the year with successful sales of approximately $300 million of loans and other real estate.” Rick Green, President and CEO, stated. “Approximately $170 million of the total were nonperforming assets. The remaining assets sold were classified worse than “pass” in our credit risk system or were pass assets related to other assets sold. These sales immediately and substantially reduced our nonperforming assets and potential problem loans. We believe this action is a major step toward achieving our goals.”

Background

“We began 2011 with continued high levels of nonperforming and potential problem assets. In the spring of 2011, we reorganized and strengthened our credit, loan review and workout functions. During the year, we had success in resolving credits, but downgrades and new problem assets, mainly driven by real estate appraisal decreases, kept our total levels of unresolved credits unsatisfactorily high. The levels significantly affected our earnings.

“Faced with these facts, management and the Board of Directors considered our alternatives for bringing nonperforming and potential problem assets to healthier levels:

Do we take action to eliminate the pool of higher risk loans by selling a substantial amount of nonperforming and potential problem loans to immediately reduce the risk and improve our future prospects?

or

Do we continue to “work out” these loans over some unknown period and with uncertain earnings impact?”

Decision

“Southwest’s Board of Directors carefully considered the potential costs and benefits to Southwest and its shareholders, in consultation with financial and legal advisors and management. The Board also considered the substantial regulatory capital cushions which made significant near-term sales possible. Based on their analysis, the Board concluded that sale of assets in the near-term was in the best interests of Southwest’s shareholders. The sales were completed in December 2011.”

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

Result

“Although the result was a loss for 2011, we start 2012 with significantly improved credit quality and regulatory capital ratios that exceed “well capitalized” standards.

“We are looking forward to 2012. With our improved balance sheet, we will continue to focus on our commercial banking operations serving our primary markets in Oklahoma, Texas, and Kansas. We have renewed strength in our credit and lending areas and plan to stabilize loan revenue by generating new loans prudently and profitably.

“Southwest is driven to return to sustained profitability, to resume payment of dividends on trust preferred securities, preferred stock, and common stock, and to once again produce reliable and attractive returns for our shareholders.”

Key items for the quarter were as follows:

Credit Quality (noncovered assets):

•

During the fourth quarter, Southwest sold nonperforming loans, potential problem loans, other related loans and other real estate with an aggregate carrying value, before transfer to assets held for sale, of $301.6 million, of which $169.1 million were nonperforming assets. Southwest recognized $88.6 million in net charge-offs as a result of the sales transactions. The loan sales caused Southwest to increase the provision for loan losses in the quarter by $74.9 million.

•

Nonperforming loans were $13.5 million or 0.80% of portfolio loans as of December 31, 2011, a decrease of $119.2 million (90%) from $132.7 million at September 30, 2011. Excluding the loan sale, nonperforming loans would have decreased by $7.4 million in the fourth quarter of 2011. The allowance for loan losses to nonperforming loans was 326.47% as of December 31, 2011 compared to 48.75% as of September 30, 2011. Nonperforming assets were $33.4 million or 1.96% of portfolio loans and other real estate as of December 31, 2011, a decrease of $170.1 million (84%) from $203.5 million or 9.86% of portfolio loans and other real estate as of September 30, 2011.

•

Potential problem loans were $133.0 million as of December 31, 2011, a decrease of $143.7 million (52%) from $276.7 million as of September 30, 2011. Excluding the loan sale, potential problem loans would have decreased by $13.2 million in the fourth quarter of 2011.

•

The allowance for loan losses to portfolio loans was 2.62% as of December 31, 2011 compared to 3.25% as of September 30, 2011. The decrease was primarily due to the loan sale and the related reduction in nonperforming and potential problem loans discussed above.

•

The provision for loan losses was $77.8 million for the fourth quarter of 2011, while net charge-offs were $98.3 million. For the third quarter of 2011, the provision for loan losses and net charge-offs were $24.6 million and $14.5 million, respectively. Excluding the loan sale impact, the provision for loan losses and net charge-offs for the fourth quarter of 2011 would have been approximately $6.2 million and $9.7 million, respectively.

Capital Position and Liquidity:

•

As of December 31, 2011, Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $398.9 million, for a total risk-based capital ratio of 20.78%, and Tier 1 capital was $374.6 million, for a Tier 1 risk-based capital ratio of 19.51%. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $206.9 million. Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $323.4 million, for a total risk-based capital ratio of 18.83%, and Tier 1 capital of $286.7 million, for a Tier 1 risk-based capital ratio of 16.69%. Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $108.8 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators. Stillwater National Bank’s leverage and total risk-based capital ratios also exceeded the individual minimum ratios agreed to with the Comptroller of the Currency of 8.50% and 12.50%.

•

In July 2011, Southwest determined to defer future payments of interest on its debentures and dividends on related trust preferred securities and to defer payments of dividends on its Series B Preferred Securities issued under the U.S. Treasury Department’s Capital Purchase Program. The terms of the debentures and trust preferred securities allow Southwest to increase or decrease the deferral period without default or penalty.

•	As of December 31, 2011, the holding company has $29.0 million in available cash.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

Financial Overview

Condition: Total assets were $2.4 billion and total loans were $1.8 billion at December 31, 2011, a decrease of 16% and 27%, respectively, from December 31, 2010.

At December 31, 2011 the allowance for loan losses was $44.7 million, a decrease of 32% from December 31, 2010.

Total core funding, which includes all non-brokered time deposits and sweep repurchase agreements, comprised 94% of total funding, compared to 86% at December 31, 2010. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 6% of total funding at December 31, 2011, compared to 14% at December 31, 2010. Please see Table 7 for details on these non-GAAP financial measures.

Year-to-date Results:

Summary: The net loss available to common shareholders was ($72.5) million as of December 31, 2011, compared to net income available to common shareholders of $12.8 million as of December 31, 2010. The $85.3 million decrease in our net income available to common shareholders from 2010 is the result of a $96.5 million increase in the provision for loan losses, a $26.6 million increase in noninterest expense, an $11.0 million decrease in net interest income, and a $4.5 million decrease in noninterest income, offset in part by a $53.4 million decrease in income tax expense.

On June 28, 2011, Southwest entered into a settlement agreement with the Oklahoma State Tax Commission (the “Commission”) with respect to certain claims by the Commission. Southwest had previously recorded reserves against these claims. As a result of the settlement agreement, Southwest paid the sum of $4.8 million to the Commission and recorded a gain of $2.6 million, net of tax effect, upon reversal of excess reserves.

The year-to-date calculated effective tax rate is 39.00% and results in a tax benefit.

Net Interest Income: Net interest income totaled $96.3 million for 2011, compared to $107.3 million for 2010, a decrease of $11.0 million, or 10%. Year-to-date net interest margin was 3.74%, compared to 3.67% for 2010. Included in 2011 year-to-date net interest income was a net reduction of $1.6 million resulting from interest reversals on nonaccrual loans, which includes reversals relating to the nonaccrual loans sold in the fourth quarter, offset by the year-to-date adjustments of the discount accretion on loans and the loss share receivable. Included in 2010 year-to-date net interest income was $1.0 million of net recoveries from the resolution of nonperforming loans and additional discount accretion on loans and loss share receivable, offset in part by interest reversals on nonaccrual loans. The net effects of these adjustments on net interest margin were a 6 basis point decrease and a 3 basis point increase, respectively.

Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $132.1 million for 2011, compared to $35.6 million for 2010. Net charge-offs totaled $152.6 million, or 7.01% (annualized) of average portfolio loans year-to-date as of December 31, 2011, compared to $32.7 million, or 1.29% (annualized) of average portfolio loans as of December 31, 2010. Excluding the fourth quarter loan sales impact, the provision for loan losses and net charge-offs would have been approximately $60.0 million and $64.1 million, respectively.

Noninterest Income: Noninterest income totaled $14.0 million for 2011, compared to $18.6 million for 2010. The decrease in noninterest income was primarily the result of a $2.7 million decline in gain on investment securities, a $1.1 million decline in gain on sale of loans, mainly from declined student loan sales, a $0.5 million decline in other noninterest income, and a $0.3 million decline in service charges and fees.

Noninterest Expense: Noninterest expense totaled $90.2 million for 2011, compared to $63.6 million for 2010. The increase consists of a $28.6 million increase in other real estate expense, which includes the fair value adjustment for the assets sold in the fourth quarter, and a $0.3 million increase in general and administrative expense, offset in part by a $1.9 million decrease in FDIC and other insurance expense and a $0.4 million decrease in occupancy expense.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

Fourth Quarter Results:

Summary: For the fourth quarter of 2011, Southwest incurred a net loss available to common shareholders of ($59.3) million, compared to net income available to common shareholders of $3.3 million in the fourth quarter of 2010 and a net loss available to common shareholders of ($10.6) million in the third quarter of 2011. The decrease from the fourth quarter of 2010 was the result of a $71.0 million increase in the provision for loan losses, a $25.1 million increase in noninterest expense, a $5.1 million decrease in net interest income, and a $0.5 million decrease in noninterest income, offset in part by a $39.1 million decrease in income taxes. The decrease from the third quarter of 2011 was the result of a $53.7 million increase in the provision for loan losses, a $24.2 million increase in noninterest expense, and a $2.1 million decrease in net interest income, offset in part by a $31.3 million decrease in income taxes.

For the fourth quarter of 2011, the calculated effective tax rate is 38.49% and results in a tax benefit.

Net Interest Income: Net interest income totaled $21.9 million for the fourth quarter of 2011, compared to $27.0 million for the fourth quarter of 2010, a decrease of $5.1 million, or 19%, and $24.0 million for the third quarter of 2011, a decrease of $2.1 million, or 9%. Net interest margin was 3.62% for the fourth quarter of 2011, compared to 3.82% for the fourth quarter of 2010 and 3.77% for the third quarter of 2011. Included in the fourth quarter of 2011 net interest margin was a net reduction of $1.2 million, resulting from interest reversals on nonaccrual loans, primarily from the fourth quarter loan sale, offset by the quarterly adjustments of the discount accretion on loans and the loss share receivable. Included in the fourth quarter of 2010 was a net recovery of $0.5 million from the resolution of nonperforming loans and the quarterly adjustment of the discount accretion on loans and the loss share receivable. Included in the third quarter of 2011 was a net reduction of $0.3 million resulting from interest reversals on nonaccrual loans offset by the quarterly adjustments of the discount accretion on loans and the loss share receivable. The net effects of these adjustments on the net interest margins were a 19 basis point decrease, a 7 basis point increase, and a 5 basis point decrease for each quarter, respectively.

Provision for Loan Losses and Net Charge-Offs: The provision for loan losses totaled $78.3 million for the fourth quarter of 2011, compared to $7.3 million for the fourth quarter of 2010 and $24.6 million for the third quarter of 2011. Net charge-offs totaled $98.3 million, or 19.78% (annualized) of average portfolio loans for the fourth quarter of 2011, compared to $14.5 million, or 2.35% (annualized) of average portfolio loans for the fourth quarter of 2010 and $14.5 million, or 2.70% (annualized) of average portfolio loans for the third quarter of 2011. Excluding the fourth quarter loan sales impact, the provision for loan losses and net charge-offs would have been approximately $6.2 million and $9.7 million, respectively.

Noninterest Income: Noninterest income totaled $3.6 million for the fourth quarter of 2011, compared to $4.1 million for the fourth quarter of 2010 and $3.6 million for the third quarter of 2011. The decrease in noninterest income from the fourth quarter of 2010 was primarily the result of a $0.3 million decrease in service charges and fees.

Noninterest Expense: Noninterest expense totaled $41.9 million for the fourth quarter of 2011, compared to $16.8 million for the fourth quarter of 2010 and $17.7 million for the third quarter of 2011. The increase from fourth quarter 2010 consisted of a $25.1 million increase in other real estate expense, which includes the loss on assets sold during the quarter of $23.6 million, and a $0.4 million increase in general and administrative expense, offset in part by a $0.5 million decrease in FDIC and other insurance expense. The increase from third quarter 2011 consisted of a $24.9 million increase in other real estate expense, offset in part by a $0.6 million decrease in general and administrative expense.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At December 31, 2011 we had total assets of $2.4 billion, deposits of $1.9 billion, and shareholders’ equity of $307.2 million.

Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of December 31, 2011, approximately $614.7 million, or 36%, of our noncovered loans were loans to individuals and businesses in the healthcare industry. We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime residential lending has never been a part of our business strategy, and our exposure to subprime mortgage loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of December 31, 2011 approximately $1.3 billion, or 73%, of our noncovered loans were commercial real estate mortgage and construction loans, including $381.1 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Estimates of risks and of future costs and benefits;

•	Expectations regarding our future financial performance and the financial performance of our operating segments;

•	Expectations regarding our ability to utilize tax loss benefits;

•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	Estimates of the value of assets held for sale or available for sale; and

•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2011 through the date its financial statements are filed with the Securities and Exchange Commission. The December 31, 2011 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Fourth Quarter and 2011 Results

Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-Date	Table 5

Unaudited Quarterly Summary Loan Data	Table 6

Unaudited Quarterly Summary Financial Data	Table 7

Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share)

	Fourth Quarter			Third Quarter
QUARTERLY HIGHLIGHTS	2011	2010	% Change	2011	% Change
Operations
Net interest income	$21,901	$26,970	(19)%	$24,025	(9)%
Provision for loan losses	78,285	7,265	978	24,626	218
Noninterest income	3,576	4,089	(13)	3,589	—
Noninterest expense	41,903	16,811	149	17,693	137
Income (loss) before taxes	(94,711)	6,983	(1,456)	(14,705)	544
Taxes on income	(36,450)	2,675	(1,463)	(5,180)	604
Net income (loss)	(58,261)	4,308	(1,452)	(9,525)	512
Net income (loss) available to common shareholders	(59,340)	3,257	(1,922)	(10,589)	460
Diluted earnings per share	(3.05)	0.17	(1,894)	(0.54)	465
Balance Sheet
Total assets	2,382,873	2,820,541	(16)	2,572,492	(7)
Loans held for sale	38,695	35,194	10	39,902	(3)
Noncovered portfolio loans	1,687,178	2,331,293	(28)	1,933,694	(13)
Covered portfolio loans	37,615	53,628	(30)	41,209	(9)
Total deposits	1,921,382	2,252,728	(15)	2,022,253	(5)
Total shareholders’ equity	307,186	377,812	(19)	367,024	(16)
Book value per common share	12.28	15.97	(23)	15.37	(20)
Key Ratios
Net interest margin	3.62%	3.82%		3.77%
Efficiency ratio	164.47	54.13		64.07
Total capital to risk-weighted assets	20.78	19.06		20.81
Nonperforming loans to portfolio loans - noncovered	0.80	4.59		6.66
Shareholders’ equity to total assets	12.89	13.40		14.27
Tangible common equity to tangible assets*	9.76	10.78		11.38
Return on average assets (annualized)	(8.96)	0.59		(1.43)
Return on average common equity (annualized)	(79.48)	4.11		(13.42)
Return on average tangible common equity (annualized)**	(81.35)	4.21		(13.72)

YEAR-TO-DATE HIGHLIGHTS	Twelve Months
	2011	2010	% Change
Operations
Net interest income	$96,332	$107,331	(10)%
Provision for loan losses	132,101	35,560	271
Noninterest income	14,018	18,564	(24)
Noninterest expense	90,201	63,633	42
Income (loss) before taxes	(111,952)	26,702	(519)
Taxes on income	(43,657)	9,738	(548)
Net income (loss)	(68,295)	16,964	(503)
Net income (loss) available to common shareholders	(72,548)	12,777	(668)
Diluted earnings per share	(3.73)	0.71	(625)
Balance Sheet
Total assets	2,382,873	2,820,541	(16)
Loans held for sale	38,695	35,194	10
Noncovered portfolio loans	1,687,178	2,331,293	(28)
Covered portfolio loans	37,615	53,628	(30)
Total deposits	1,921,382	2,252,728	(15)
Total shareholders’ equity	307,186	377,812	(19)
Book value per common share	12.28	15.97	(23)
Key Ratios
Net interest margin	3.74%	3.67%
Efficiency ratio (GAAP-based)	81.74	50.54
Total capital to risk-weighted assets	20.78	19.06
Nonperforming loans to portfolio loans - noncovered	0.80	4.59
Shareholders’ equity to total assets	12.89	13.40
Tangible common equity to tangible assets*	9.76	10.78
Return on average assets	(2.53)	0.57
Return on average common equity	(23.40)	4.37
Return on average tangible common equity**	(23.93)	4.48

Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
**	This is a Non-GAAP financial measure.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	December 31, 2011	December 31, 2010
Assets
Cash and due from banks	$30,247	$26,478
Interest-bearing deposits	199,642	41,018

Cash and cash equivalents	229,889	67,496
Securities held to maturity (fair values of $15,885, $14,029, respectively)	15,252	14,304
Securities available for sale (amortized cost of $253,869, $246,649, respectively)	260,100	248,221
Loans held for sale	38,695	35,194
Noncovered loans receivable	1,687,178	2,331,293
Less: Allowance for loan losses	(44,233)	(65,229)

Net noncovered loans receivable	1,642,945	2,266,064
Covered loans receivable (includes loss share of $10,073, $14,370, respectively)	37,615	53,628
Less: Allowance for loan losses	(451)	—

Net covered loans receivable	37,164	53,628
Net loans receivable	1,680,109	2,319,692
Accrued interest receivable	7,176	8,590
Income tax receivable	28,666	—
Premises and equipment, net	22,700	23,772
Noncovered other real estate	19,844	37,722
Covered other real estate	4,529	4,187
Goodwill	6,811	6,811
Other intangible assets, net	4,857	5,371
Other assets	64,245	49,181

Total assets	$2,382,873	$2,820,541

Liabilities
Deposits:
Noninterest-bearing demand	$400,985	$377,182
Interest-bearing demand	105,905	92,584
Money market accounts	423,181	495,253
Savings accounts	33,406	26,665
Time deposits of $100,000 or more	487,907	694,565
Other time deposits	469,998	566,479

Total deposits	1,921,382	2,252,728
Accrued interest payable	3,689	1,577
Income tax payable	—	2,878
Other liabilities	12,174	8,981
Other borrowings	56,479	94,602
Subordinated debentures	81,963	81,963

Total liabilities	2,075,687	2,442,729

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	68,455	67,724
Common stock - $1 par value; 40,000,000 shares authorized; 19,444,213, 19,421,900, shares issued and outstanding, respectively	19,444	19,422
Additional paid-in capital	98,932	98,894
Retained earnings	118,244	190,793
Accumulated other comprehensive income	2,111	979

Total shareholders’ equity	307,186	377,812

Total liabilities and shareholders’ equity	$2,382,873	$2,820,541

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share)

	For the three months ended December 31,		For the twelve months ended December 31,
	2011	2010	2011	2010
Interest income
Loans	$25,333	$32,831	$113,223	$133,918
Investment securities	1,584	1,724	6,973	8,148
Other interest-earning assets	148	131	549	741

Total interest income	27,065	34,686	120,745	142,807

Interest expense
Interest-bearing deposits	3,318	5,920	16,793	28,267
Other borrowings	339	514	1,799	2,079
Subordinated debentures	1,507	1,282	5,821	5,130

Total interest expense	5,164	7,716	24,413	35,476

Net interest income	21,901	26,970	96,332	107,331

Provision for loan losses	78,285	7,265	132,101	35,560

Net interest income (loss) after provision for loan losses	(56,384)	19,705	(35,769)	71,771

Noninterest income
Service charges and fees	2,849	3,144	12,075	12,404
Gain on sales of loans	637	682	1,658	2,736
Gain on investment securities	—	15	—	2,661
Other noninterest income	90	248	285	763

Total noninterest income	3,576	4,089	14,018	18,564

Noninterest expense
Salaries and employee benefits	7,657	7,516	29,880	29,916
Occupancy	2,614	2,717	10,815	11,171
FDIC and other insurance	858	1,333	3,862	5,788
Other real estate, net	26,369	1,255	30,852	2,218
General and administrative	4,405	3,990	14,792	14,540

Total noninterest expense	41,903	16,811	90,201	63,633

Income (loss) before taxes	(94,711)	6,983	(111,952)	26,702
Taxes on income	(36,450)	2,675	(43,657)	9,738

Net income (loss)	$(58,261)	$4,308	$(68,295)	$16,964

Net income (loss) available to common shareholders	$(59,340)	$3,257	$(72,548)	$12,777

Basic earnings per common share	$(3.05)	$0.17	$(3.73)	$0.71
Diluted earnings per common share	(3.05)	0.17	(3.73)	0.71
Common dividends declared per share	—	—	—	—

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY
(Dollars in thousands)

	For the three months ended December 31,
	2011			2010
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Noncovered loans	$1,973,320	$24,473	4.92%	$2,417,584	$31,933	5.24%
Covered loans	39,010	860	8.75	58,755	898	6.06
Investment securities	264,011	1,584	2.38	253,664	1,724	2.70
Other interest-earning assets	123,532	148	0.48	71,638	131	0.73

Total interest-earning assets	2,399,873	27,065	4.47	2,801,641	34,686	4.91
Other assets	178,904			81,735

Total assets	$2,578,777			$2,883,376

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$98,167	$53	0.21%	$85,967	$85	0.39%
Money market accounts	471,059	388	0.33	508,110	885	0.69
Savings accounts	32,032	12	0.15	25,885	17	0.26
Time deposits	994,519	2,865	1.14	1,316,536	4,933	1.49

Total interest-bearing deposits	1,595,777	3,318	0.82	1,936,498	5,920	1.21
Other borrowings	70,952	339	1.90	96,267	514	2.12
Subordinated debentures	81,963	1,507	7.35	81,963	1,282	6.26

Total interest-bearing liabilities	1,748,692	5,164	1.17	2,114,728	7,716	1.45

Noninterest-bearing demand deposits	400,435			367,761
Other liabilities	65,093			19,252
Shareholders’ equity	364,557			381,635

Total liabilities and shareholders’ equity	$2,578,777			$2,883,376

Net interest income and spread		$21,901	3.30%		$26,970	3.46%

Net interest margin (1)			3.62%			3.82%

Average interest-earning assets to average interest-bearing liabilities	137.24%			132.48%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - YEAR-TO-DATE
(Dollars in thousands)

	For the twelve months ended December 31,
	2011			2010
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Noncovered loans	$2,168,458	$109,839	5.07%	$2,504,684	$129,314	5.16%
Covered loans	45,449	3,384	7.45	68,758	4,604	6.70
Investment securities	264,006	6,973	2.64	245,411	8,148	3.32
Other interest-earning assets	96,753	549	0.57	103,792	741	0.71

Total interest-earning assets	2,574,666	120,745	4.69	2,922,645	142,807	4.89
Other assets	121,416			76,099

Total assets	$2,696,082			$2,998,744

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$108,808	$382	0.35%	$98,589	$468	0.47%
Money market accounts	483,373	2,154	0.45	508,583	3,911	0.77
Savings accounts	29,862	49	0.16	25,609	64	0.25
Time deposits	1,117,483	14,208	1.27	1,479,287	23,824	1.61

Total interest-bearing deposits	1,739,526	16,793	0.97	2,112,068	28,267	1.34
Other borrowings	84,738	1,799	2.12	96,141	2,079	2.16
Subordinated debentures	81,963	5,821	7.10	81,963	5,130	6.26

Total interest-bearing liabilities	1,906,227	24,413	1.28	2,290,172	35,476	1.55

Noninterest-bearing demand deposits	377,780			330,998
Other liabilities	33,991			18,039
Shareholders’ equity	378,084			359,535

Total liabilities and shareholders’ equity	$2,696,082			$2,998,744

Net interest income and spread		$96,332	3.41%		$107,331	3.34%

Net interest margin (1)			3.74%			3.67%

Average interest-earning assets to average interest-bearing liabilities	135.07%			127.62%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA
(Dollars in thousands, except per share)

	2011				2010
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$1,028,561	$1,169,010	$1,262,753	$1,302,164	$1,310,464	$1,271,278	$1,251,709	$1,230,009
One-to-four family residential	80,375	85,272	87,407	87,286	89,800	109,980	106,814	111,185
Real estate construction
Commercial	227,098	348,053	372,576	403,635	441,265	527,773	589,590	630,472
One-to-four family residential	4,987	25,527	26,400	26,758	27,429	30,527	35,129	34,996
Commercial	346,266	367,241	404,229	416,392	452,626	463,132	471,004	487,074
Installment and consumer:
Guaranteed student loans	5,396	5,547	5,600	5,700	5,843	5,960	7,389	10,199
Other	33,190	32,946	34,335	36,493	39,060	39,014	39,328	38,048

Total noncovered loans, including held for sale	1,725,873	2,033,596	2,193,300	2,278,428	2,366,487	2,447,664	2,500,963	2,541,983
Less allowance for loan losses	(44,233)	(64,698)	(54,575)	(61,285)	(65,229)	(72,418)	(67,055)	(65,168)

Total noncovered loans, net	$1,681,640	$1,968,898	$2,138,725	$2,217,143	$2,301,258	$2,375,246	$2,433,908	$2,476,815

Covered:
Real estate mortgage:
Commercial	$23,686	$23,201	$26,976	$28,929	$30,997	$33,428	$36,107	$37,487
One-to-four family residential	7,072	7,378	8,113	8,192	9,122	10,071	10,277	10,843
Real estate construction
Commercial	3,746	5,987	6,001	6,144	6,840	7,464	8,190	11,173
One-to-four family residential	—	—	172	281	439	1,823	3,853	5,273
Commercial	2,841	4,286	4,461	5,021	5,554	6,816	8,487	10,807
Installment and consumer:	270	357	430	550	676	956	1,092	1,326

Total covered loans	37,615	41,209	46,153	49,117	53,628	60,558	68,006	76,909
Less allowance for loan losses	(451)	—	—	—	—	—	—	—

Total covered loans, net	$37,164	$41,209	$46,153	$49,117	$53,628	$60,558	$68,006	$76,909

LOANS BY SEGMENT
Oklahoma banking	$688,592	$770,306	$834,189	$838,006	$871,393	$890,598	$914,004	$926,870
Texas banking	665,010	845,485	911,134	953,123	982,845	1,024,863	1,041,228	1,063,511
Kansas banking	238,468	252,302	260,431	272,685	289,642	309,240	329,157	342,596
Out of market	132,723	166,810	196,495	226,383	241,041	248,653	258,965	260,329

Subtotal	1,724,793	2,034,903	2,202,249	2,290,197	2,384,921	2,473,354	2,543,354	2,593,306
Secondary market	38,695	39,902	37,204	37,348	35,194	34,868	25,615	25,586

Total loans	$1,763,488	$2,074,805	$2,239,453	$2,327,545	$2,420,115	$2,508,222	$2,568,969	$2,618,892

NONPERFORMING LOANS BY TYPE
Construction & development	$3,877	$68,554	$73,487	$68,183	$67,571	$88,590	$75,079	$54,648
Commercial real estate	4,667	56,234	60,857	47,986	30,510	34,448	25,413	28,520
Commercial	3,374	6,080	15,224	16,633	6,977	6,180	2,614	4,100
One-to-four family residential	1,491	1,706	1,457	2,634	1,984	6,401	8,843	10,552
Consumer	140	152	153	27	41	42	255	42

Total nonperforming loans - noncovered	$13,549	$132,726	$151,178	$135,463	$107,083	$135,661	$112,204	$97,862

NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$3,699	$14,932	$18,870	$13,443	$9,726	$9,937	$6,041	$7,638
Texas banking	83	95,191	91,449	87,122	55,431	74,581	48,873	41,303
Kansas banking	9,070	7,976	9,725	7,924	6,923	14,126	18,593	15,603
Out of market	697	14,627	31,134	26,974	35,003	37,017	38,697	33,318

Total nonperforming loans - noncovered	$13,549	$132,726	$151,178	$135,463	$107,083	$135,661	$112,204	$97,862

OTHER REAL ESTATE BY TYPE
Construction & development	$3,542	$38,927	$12,588	$6,304	$5,579	$9,349	$1,625	$1,441
Commercial real estate	15,464	24,364	16,300	23,890	20,750	19,053	19,444	12,320
One-to-four family residential	838	7,494	10,068	10,873	11,393	7,321	6,565	5,048

Total other real estate - noncovered	$19,844	$70,785	$38,956	$41,067	$37,722	$35,723	$27,634	$18,809

OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$6,178	$8,709	$2,613	$4,616	$4,814	$4,108	$3,547	$3,665
Texas banking	9,846	35,270	17,398	18,652	15,810	14,651	10,352	4,376
Kansas banking	3,210	12,390	14,539	12,848	13,182	12,218	8,989	9,198
Out of market	610	14,416	4,406	4,951	3,916	4,746	4,746	1,570

Total other real estate - noncovered	$19,844	$70,785	$38,956	$41,067	$37,722	$35,723	$27,634	$18,809

POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$43,607	$75,867	$111,032	$111,204	$94,765	$111,401	$101,455	$132,546
Commercial real estate	55,873	162,692	140,079	85,833	101,629	97,694	107,538	111,989
Commercial	32,477	37,027	38,850	19,940	36,142	27,119	32,843	30,582
One-to-four family residential	1,082	1,108	1,210	429	589	608	354	764
Consumer	—	—	—	—	15	22	27	31

Total potential problem loans - noncovered	$133,039	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$27,481	$54,310	$42,565	$30,678	$36,170	$58,230	$47,686	$47,147
Texas banking	83,035	163,973	183,486	114,506	144,357	116,049	145,684	168,717
Kansas banking	836	14,530	11,289	19,472	20,232	19,737	1,754	5,175
Out of market	21,687	43,881	53,831	52,750	32,381	42,828	47,093	54,873

Total potential problem loans - noncovered	$133,039	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA	Continued
(Dollars in thousands, except per share)

	2011				2010
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OUT OF MARKET LOANS
Net balance out of market loans:
Iowa	$26,494	$26,626	$26,695	$26,759	$26,836	$28,953	$25,035	$25,108
Arizona	26,372	35,978	49,977	57,657	65,615	68,887	65,770	66,428
New Mexico	15,215	21,019	21,092	28,226	28,710	29,188	29,514	29,732
Ohio	12,741	9,367	9,568	9,963	10,420	10,666	10,786	10,293
California	10,530	10,737	9,814	9,984	9,906	10,169	10,554	10,560
Tennessee	6,427	6,484	6,550	6,606	6,784	6,837	6,898	6,967
Florida	6,421	6,374	10,582	7,600	7,627	7,622	7,531	7,635
Louisiana	5,336	5,644	5,963	8,018	8,651	9,223	9,788	10,354
Arkansas	5,192	3,848	2,549	1,502	3,162	3,283	9,218	9,409
Colorado	5,162	23,234	24,187	28,422	28,619	30,160	31,509	32,793
Other (16 states included)	12,833	17,499	29,518	41,646	44,711	43,665	52,362	51,050

Total out of market loans	$132,723	$166,810	$196,495	$226,383	$241,041	$248,653	$258,965	$260,329

Nonperforming out of market loans:
Florida	$299	$305	$1,479	$1,479	$1,479	$1,479	$1,486	$1,486
Arizona	267	8,441	16,745	10,316	17,061	19,145	19,576	11,834
Colorado	131	746	4,909	880	1,235	1,239	1,255	521
New Mexico	—	5,135	5,135	11,827	11,827	11,827	11,827	11,827
Tennessee	—	—	—	—	30	32	33	35
Alabama	—	—	157	172	192	192	195	195
Other	—	—	2,709	2,300	3,179	3,103	4,325	7,420

Total nonperforming out of market loans	$697	$14,627	$31,134	$26,974	$35,003	$37,017	$38,697	$33,318

Potential problem out of market loans:
New Mexico	$11,542	$11,589	$11,635	$—	$—	$—	$—	$—
Arizona	9,463	10,287	14,865	25,242	14,986	15,608	10,648	18,428
California	578	593	9,423	9,575	—	9,825	9,950	9,950
Florida	104	108	116	—	—	—	—	—
Iowa	—	—	—	—	—	—	9,100	9,100
Colorado	—	17,034	13,500	17,933	17,395	17,395	17,395	17,395
Alabama	—	4,270	4,292	—	—	—	—	—

Total potential problem out of market loans	$21,687	$43,881	$53,831	$52,750	$32,381	$42,828	$47,093	$54,873

ALLOWANCE ACTIVITY, Noncovered
Balance, beginning of period	$64,698	$54,575	$61,285	$65,229	$72,418	$67,055	$65,168	$62,413
Charge offs	99,604	16,067	27,562	13,392	14,720	7,006	6,168	6,545
Recoveries	1,305	1,564	712	398	266	381	279	769

Net charge offs	98,299	14,503	26,850	12,994	14,454	6,625	5,889	5,776
Provision for loan losses	77,834	24,626	20,140	9,050	7,265	11,988	7,776	8,531

Balance, end of period	$44,233	$64,698	$54,575	$61,285	$65,229	$72,418	$67,055	$65,168

NET CHARGE OFFS BY TYPE
Construction & development	$41,513	$7,177	$10,847	$1,012	$11,613	$1,641	$4,126	$2,920
Commercial real estate	50,070	5,702	7,593	7,290	1,351	1,582	515	919
Commercial	6,434	1,469	7,999	4,337	1,214	1,318	1,081	1,148
One-to-four family residential	1	55	165	58	149	1,589	119	558
Consumer	281	100	246	297	127	495	48	231

Total net charge offs by type	$98,299	$14,503	$26,850	$12,994	$14,454	$6,625	$5,889	$5,776

NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$13,210	$1,058	$1,442	$1,593	$1,616	$1,960	$371	$1,815
Texas banking	64,370	7,386	9,163	4,502	10,485	2,219	4,726	3,734
Kansas banking	8,872	361	1,791	372	64	823	482	1,077
Out of market	11,847	5,698	14,454	6,527	2,289	1,623	310	(850)

Total net charge offs by segment	$98,299	$14,503	$26,850	$12,994	$14,454	$6,625	$5,889	$5,776

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands, except per share)

	$2,218,571	$2,218,571	$2,218,571	$2,218,571	$2,218,571	$2,218,571	$2,218,571	$2,218,571
	2011				2010
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$(5,586)	$7	$5,290	$3,435	$4,205	$3,399	$4,387	$2,857
Texas banking	(35,435)	(6,455)	1,575	1,079	4,001	(1,801)	757	1,685
Kansas banking	(7,533)	(612)	971	131	293	(306)	940	(322)
Out of market	(7,857)	(1,947)	(9,039)	(924)	(3,674)	494	(477)	1,750

Subtotal	(56,411)	(9,007)	(1,203)	3,721	4,825	1,786	5,607	5,970
Secondary market	144	90	127	(13)	444	173	83	310
Other operations	(1,994)	(608)	(1,894)	(1,247)	(961)	1,914	(1,279)	(1,908)

Net income (loss)	$(58,261)	$(9,525)	$(2,970)	$2,461	$4,308	$3,873	$4,411	$4,372

PER SHARE DATA
Basic earnings per common share	$(3.05)	$(0.54)	$(0.21)	$0.07	$0.17	$0.15	$0.19	$0.23
Diluted earnings per common share	(3.05)	(0.54)	(0.21)	0.07	0.17	0.15	0.19	0.23
Book value per common share	12.28	15.37	15.89	16.02	15.97	15.93	15.88	16.79
Tangible book value per share*	11.93	15.02	15.54	15.67	15.62	15.58	15.53	16.33
COMMON STOCK
Shares issued and outstanding	19,444,213	19,441,577	19,439,167	19,438,290	19,421,900	19,395,675	19,388,797	14,779,711
OTHER FINANCIAL DATA
Investment securities	$275,352	$269,599	$268,153	$258,436	$262,525	$240,844	$247,108	$241,693
Loans held for sale	38,695	39,902	37,204	37,348	35,194	34,868	25,615	25,586
Noncovered portfolio loans	1,687,178	1,993,694	2,156,096	2,241,080	2,331,293	2,412,796	2,475,348	2,516,397
Total noncovered loans	1,725,873	2,033,596	2,193,300	2,278,428	2,366,487	2,447,664	2,500,963	2,541,983
Covered portfolio loans	37,615	41,209	46,153	49,117	53,628	60,558	68,006	76,909
Total assets	2,382,873	2,572,492	2,660,495	2,779,028	2,820,541	2,905,275	3,010,835	3,074,923
Total deposits	1,921,382	2,022,253	2,094,236	2,218,571	2,252,728	2,345,648	2,444,939	2,554,165
Other borrowings	56,479	86,583	96,682	85,332	94,602	82,506	93,036	103,620
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	307,186	367,024	376,930	379,350	377,812	376,576	375,319	315,341
Mortgage servicing portfolio	295,492	285,886	283,083	281,271	278,146	261,266	249,632	241,224
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811
Core deposit intangible	3,030	3,155	3,285	3,420	3,557	3,693	3,830	3,967
Mortgage servicing rights	1,825	1,808	1,781	1,718	1,810	1,661	1,589	1,603
Nonmortgage servicing rights	2	3	3	3	4	4	5	5

Total intangible assets	$11,668	$11,777	$11,880	$11,952	$12,182	$12,169	$12,235	$12,386

Intangible amortization expense	$252	$226	$222	$361	$402	$392	$350	$359

DEPOSIT COMPOSITION
Non-interest bearing demand	$400,985	$388,365	$389,027	$369,013	$377,182	$329,655	$326,721	$317,896
Interest-bearing demand	105,905	98,270	124,346	112,731	92,584	86,153	102,218	119,757
Money market accounts	423,181	461,546	465,269	486,770	495,253	518,422	510,549	506,659
Savings accounts	33,406	31,319	29,586	28,440	26,665	25,556	25,321	25,871
Time deposits of $100,000 or more	487,907	551,914	570,116	669,817	694,565	795,303	861,110	944,871
Other time deposits	469,998	490,839	515,892	551,800	566,479	590,559	619,020	639,111

Total deposits**	$1,921,382	$2,022,253	$2,094,236	$2,218,571	$2,252,728	$2,345,648	$2,444,939	$2,554,165

OFFICES AND EMPLOYEES
FTE Employees	435	437	437	424	432	440	447	455
Branches	23	23	23	23	23	23	23	24
Loan production offices	2	2	2	2	2	2	2	2
Assets per employee	$5,478	$5,887	$6,088	$6,554	$6,529	$6,603	$6,736	$6,758
* This is a Non-GAAP based financial measure.
** Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$1,921,382	$2,022,253	$2,094,236	$2,218,571	$2,252,728	$2,345,648	$2,444,939	$2,554,165
Less:
Brokered time deposits	14,974	46,838	52,407	122,124	145,240	226,238	279,027	359,571
Other brokered deposits	78,236	105,483	105,392	112,033	117,532	129,096	126,643	124,969

Non-brokered deposits	$1,828,172	$1,869,932	$1,936,437	$1,984,414	$1,989,956	$1,990,314	$2,039,269	$2,069,625

Plus:
Sweep repurchase agreements	31,482	40,305	30,636	27,214	26,492	22,211	22,700	33,192

Core funding	$1,859,654	$1,910,237	$1,967,073	$2,011,628	$2,016,448	$2,012,525	$2,061,969	$2,102,817

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 8
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands, except per share)

	2011				2010
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	(8.96)%	(1.43)%	(0.43)%	0.35%	0.59%	0.52%	0.58%	0.57%
Return on average common equity (annualized)	(79.48)	(13.42)	(5.11)	1.81	4.11	3.57	4.64	5.42
Return on average tangible common equity (annualized)*	(81.35)	(13.72)	(5.22)	1.85	4.21	3.65	4.75	5.58
Net interest margin (annualized)	3.62	3.77	3.79	3.78	3.82	3.63	3.65	3.59
Total dividends declared to net income	(0.92)	(9.24)	(29.46)	35.56	20.31	22.59	19.84	20.02
Effective tax rate	38.49	35.23	54.53	38.40	38.31	28.02	38.29	39.19
Efficiency ratio	164.47	64.07	52.40	54.50	54.13	47.02	51.97	49.25
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$13,506	$132,268	$151,135	$134,934	$106,566	$135,209	$111,871	$97,858
90 days past due and accruing	43	458	43	529	517	452	333	4

Total nonperforming loans	13,549	132,726	151,178	135,463	107,083	135,661	112,204	97,862
Other real estate	19,844	70,785	38,956	41,067	37,722	35,723	27,634	18,809

Total nonperforming assets	$33,393	$203,511	$190,134	$176,530	$144,805	$171,384	$139,838	$116,671

Performing restructured	$1,017	$1,026	$3,191	$2,166	$2,177	$5,334	$5,525	$5,650

Potential problem loans	$133,039	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

Covered:
Nonaccrual loans	$7,128	$7,065	$9,800	$9,809	$10,806	$7,906	$14,504	$16,192
90 days past due and accruing	—	610	—	—	—	1,871	130	356

Total nonperforming loans	7,128	7,675	9,800	9,809	10,806	9,777	14,634	16,548
Other real estate	4,529	5,350	3,806	4,016	4,187	4,448	4,352	4,489

Total nonperforming assets	$11,657	$13,025	$13,606	$13,825	$14,993	$14,225	$18,986	$21,037

Potential problem loans	$912	$2,015	$2,731	$3,444	$3,495	$6,413	$6,184	$6,620

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	19.78%	2.70%	4.76%	2.25%	2.35%	1.05%	0.92%	0.90%
Noncovered:
Nonperforming assets to portfolio loans and other real estate	1.96%	9.86%	8.66%	7.74%	6.11%	7.00%	5.59%	4.60%
Nonperforming loans to portfolio loans	0.80	6.66	7.01	6.04	4.59	5.62	4.53	3.89
Allowance for loan losses to portfolio loans	2.62	3.25	2.53	2.73	2.80	3.00	2.71	2.59
Allowance for loan losses to nonperforming loans	326.47	48.75	36.10	45.24	60.91	53.38	59.76	66.59
Covered:
Nonperforming assets to portfolio loans and other real estate	27.66%	27.98%	27.23%	26.02%	25.93%	21.88%	26.24%	25.84%
Nonperforming loans to portfolio loans	18.95	18.62	21.23	19.97	20.15	16.14	21.52	21.52
Allowance for loan losses to portfolio loans	1.64	—	—	—	—	—	—	—
Allowance for loan losses to nonperforming loans	6.33	—	—	—	—	—	—	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	14.14%	14.39%	13.98%	13.57%	13.24%	12.85%	11.78%	10.18%
Leverage ratio	14.62	16.47	16.25	15.95	15.55	14.96	14.48	12.32
Tier 1 capital to risk-weighted assets	19.51	19.54	18.93	18.49	17.78	17.17	16.50	14.00
Total capital to risk-weighted assets	20.78	20.81	20.20	19.77	19.06	18.45	17.78	15.28
Tangible common equity to tangible assets***	9.76	11.38	11.38	10.99	10.78	10.43	10.02	7.87
REGULATORY CAPITAL DATA
Tier I capital	$374,552	$433,628	$444,106	$447,803	$445,966	$442,188	$438,973	$381,280
Total capital	398,945	461,929	473,950	478,713	477,930	475,040	472,971	415,955
Total risk adjusted assets	1,920,075	2,219,271	2,346,596	2,421,752	2,507,867	2,574,746	2,659,886	2,722,628
Average total assets	2,562,094	2,633,000	2,733,561	2,807,518	2,867,114	2,955,779	3,032,328	3,094,756
* This is a Non-GAAP based financial measure.
*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$307,186	$367,024	$376,930	$379,350	$377,812	$376,576	$375,319	$315,341
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811	6,811
Preferred stock	68,455	68,268	68,084	67,902	67,724	67,548	67,375	67,205

Tangible common equity	$231,920	$291,945	$302,035	$304,637	$303,277	$302,217	$301,133	$241,325

Total assets	$2,382,873	$2,572,492	$2,660,495	$2,779,028	$2,820,541	$2,905,275	$3,010,835	$3,074,923
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811	6,811

Tangible assets	$2,376,062	$2,565,681	$2,653,684	$2,772,217	$2,813,730	$2,898,464	$3,004,024	$3,068,112

Tangible common equity to tangible assets	9.76%	11.38%	11.38%	10.99%	10.78%	10.43%	10.02%	7.87%

Balance sheet amounts and ratios are as of period end unless otherwise noted.